Exhibit 16.1

                           [GRANT THORNTON LETTERHEAD]

U.S. Securities and Exchange Commission
Office of the Chief Accountant
450 Fifth Street, NW
Washington, DC 20549

Re: The Singing Machine Company, Inc. File No. 0-24968

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K/A of The Singing Machine Company, Inc. dated October 15, 2004, as amended on January 17, 2005, and agree with the statements concerning our Firm contained therein.

                                                     Very truly yours,


                                                     /s/ Grant Thornton LLP